UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2011

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of shareholders for Pharmaceutical Product Development, Inc. was held on May 18, 2011.

At the meeting, our shareholders elected eight members to our board of directors for a term expiring at the annual meeting of shareholders in 2012, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Stuart Bondurant, M.D.	88,961,095	4,892,555	7,215,967
Vaughn D. Bryson	91,965,960	1,887,690	7,215,967
Fredric N. Eshelman, Pharm.D.	89,148,092	4,705,558	7,215,967
Frederick Frank	86,219,832	7,633,818	7,215,967
Robert A. Ingram	82,081,400	11,772,250	7,215,967
Terry Magnuson, Ph.D.	91,883,832	1,969,818	7,215,967
Ernest Mario, Ph.D.	87,982,479	5,871,171	7,215,967
Ralph Snyderman, M.D.	91,965,859	1,887,791	7,215,967

Our shareholders approved the advisory resolution approving the compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 67,093,243 shares for, 26,760,407 shares against (including abstentions) and 7,215,967 broker non-votes.

In the advisory vote on the frequency with which executive compensation will be subject to future advisory shareholder votes, our shareholders approved the option of every year. The vote for such proposal was 79,611,798 shares for every year, 309,512 shares for every two years, 11,335,651 shares for every three years, 2,596,689 shares in abstention and 7,215,967 broker non-votes.

In accordance with the Board’s recommendation as set forth in the 2011 Proxy Statement, and based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted on an annual basis, unless and until changed, including potentially pursuant to the next advisory vote on this matter.

Our shareholders also ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The vote for such ratification was 93,054,213 shares for and 8,015,404 shares against (including abstentions).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: May 18, 2011

/s/ Daniel G. Darazsdi
Daniel G. Darazsdi,
Chief Financial Officer